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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 12, 2000



                        Commission file number: 333-41939
                           STELLEX TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)





            Delaware                                    13-3971931
(State or Other Jurisdiction of              (IRS Employer Identification No.)
 Incorporation or Organization)


                           680 Fifth Avenue, 8th Floor
                            New York, New York 10019
                                 (212) 931-5260


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ITEM 3.       BANKRUPTCY

On September 12, 2000, the registrant and each of its subsidiaries filed for protection under Chapter 11 of Title 11 of the United States Code in the Bankruptcy Court for the District of Delaware (Case #00-3587), and has retained possession of its assets and is authorized under the Bankruptcy Code to continue the operation of its business as a debtor-in-possession. The Bankruptcy Court entered an Interim Financing Order on September 13, 2000 pursuant to which the senior lender may make post-petition loans and advances to the registrant. Subsequently, on September 14, 2000, the registrant entered into a Debtor-in-Possession Credit Agreement with its senior lenders providing for a $36 million revolving credit facility which is awaiting approval from the Bankruptcy Court at a final hearing on October 2, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Stellex Technologies, Inc.
                                         --------------------------
                                         (Registrant)

Dated:  September 26, 2000               /s/ Christopher Bernhardt
                                         -------------------------
                                         Christopher Bernhardt
                                         President and CEO